EXHIBIT 10.1

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

         This First Amendment to Stock Purchase Agreement, dated as of April 8, 1999 (the "Amendment"), is by and among Iron Mountain Incorporated, a Delaware corporation ("Purchaser"); Data Base, Inc., a Washington corporation (the "Company"); John J. Luger; Donna M. Luger; Mary Ann Montandon, George F. Luger and Lisa Luger Frey, as co-trustees of the Lisa Luger Frey GST Trust; Mary Ann Montandon, George F. Luger and Tanya Luger Paszkeicz, as co-trustees of the Tanya Luger Paszkeicz GST Trust; Mary Ann Montandon, George F. Luger and John J. Luger, Jr., as co-trustees of the John J. Luger, Jr. GST Trust; and Mary Ann Montandon and George F. Luger, as co-trustees of the Justin T. Luger GST Trust (each a "Seller" and collectively, "Sellers").

                              W I T N E S S E T H :

         WHEREAS, Purchaser, the Company and Sellers are parties to that Stock Purchase Agreement, dated as of February 28, 1999 (the "Original Agreement");

         WHEREAS, Purchaser is contemplating an underwritten public offering of shares of its common stock, par value $.01 per share ("Purchaser Common Stock"), pursuant to its Registration Statement on Form S-3 (No. 333-44185) (the "Universal Shelf");

         WHEREAS, Sellers desire liquidity with respect to the Iron Mountain Common Stock (this and other capitalized terms used in this Amendment without definition are used with the meanings ascribed to such terms in the Original Agreement) and Purchaser is willing to apply a portion of the net proceeds from the public offering to repurchase shares of Iron Mountain Common Stock held by Sellers (subject to the terms and conditions set forth herein); and

         WHEREAS, Purchaser, the Company and Sellers wish to amend the Original Agreement as set forth in this Amendment;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1 Repurchase of Shares.

                  1.1 Repurchase of Shares. Purchaser hereby agrees that if Purchaser consummates an underwritten public offering of Purchaser Common Stock under the Universal Shelf on or before May 23, 1999 (the "Offering"), it shall purchase from each Seller, and each Seller hereby agrees to sell to Purchaser, on the terms and conditions contained herein, all or such portion of the Iron Mountain Common Stock held by such Seller as Purchaser and such Seller may agree, free and clear of all Liens. The per share purchase price to be paid to Sellers for the Iron Mountain Common Stock shall be equal to the public offering price per share with respect to the Offering, less underwriting discounts and commissions; provided, however, that each Seller, prior to being obligated to sell shares of Iron Mountain Common Stock under this Amendment, shall have the right to designate the net price per share such Seller is willing to accept for his or its Iron Mountain Common Stock. Such agreement shall be reflected in a letter agreement between such Seller and Purchaser (the "Letter Agreement") entered into by them not less than two (2) business days prior to the execution of the Underwriting Agreement to be entered into in connection with the Offering (the "Underwriting Agreement"). The Parties acknowledge that Purchaser has the right to apply the net proceeds of the Offering as it in its sole discretion may determine and that, consistent with an underwritten offering as to which Sellers had piggyback registration rights, Purchaser will only be required to apply the net proceeds of the Offering to purchase shares of Iron Mountain Common Stock from Sellers after it has applied the net proceeds to Purchaser's other intended uses. Accordingly, if the managing underwriters of the Offering deliver a written opinion to Sellers that marketing considerations (including, without limitation, pricing) require a limitation on Purchaser Common Stock to be sold


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                                       -2-

         in the Offering, then, subject to the advice of said managing underwriter or underwriters as to the size and composition of the Offering, such limitation will be imposed on one or more Sellers, and Purchaser shall not be required to purchase Iron Mountain Common Stock from such Seller or Sellers as a result of such limitation.

                  1.2 No Obligation to Proceed with Offering. Notwithstanding anything to the contrary in this Amendment, Purchaser shall not in any way be obligated to consummate the Offering and it may, at any time prior to the closing thereof, determine not to offer shares of Purchaser Common Stock pursuant to the Universal Shelf without liability to any Seller. Purchaser shall give Sellers prompt written notice of its election not to proceed with the Offering.

                  1.3 Replacement of Escrow Shares. If as a result of the transactions contemplated hereby, shares of Iron Mountain Common Stock constituting all or part of the Escrow Indemnity Funds are sold by a Seller to Purchaser hereunder, at the Stock Repurchase Closing (as defined in Section 2.1 below) such Seller shall contribute to the Escrow Indemnity Funds cash in an amount (the "Cash Payment") equal to the product of (a) the public offering price in the Offering and (b) the shares of Iron Mountain Common Stock being purchased by Purchaser from such Seller that constitute Escrow Indemnity Funds. To facilitate such contribution, Purchaser shall pay the Cash Payment to the Escrow Agent by wire transfer from a portion of the purchase price otherwise payable to such Seller under Section 1.1 (the "Repurchase Price").

         Section 2 Closing.

                  2.1 Time and Place of Closing. The closing of the purchase and sale described in Section 1.1 (the "Stock Repurchase Closing") shall occur at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, on the day that is one (1) business day after the closing under the Underwriting Agreement or, if later, at such time as Purchaser may purchase the Iron Mountain Common Stock in compliance with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Stock Repurchase Closing Date").

                  2.2 Obligations To Be Performed at Closing. At the Stock Repurchase Closing, (a) Sellers shall deliver to Purchaser stock certificate(s) representing the Iron Mountain Common Stock to be purchased by Purchaser hereunder, duly endorsed in blank or accompanied by stock powers or other duly executed instruments of transfer, as may be necessary to effect the transfer of good and marketable title to such shares to Purchaser, free and clear of all Liens, and (b) Purchaser shall pay to such Seller the Repurchase Price (subject to reduction, if any, as contemplated by Section 1.3 hereof) by wire transfer to a bank account designated by such Seller in immediately available funds. To the extent only a portion of the Iron Mountain Common Stock represented by a certificate is to be purchased by Purchaser, at the Stock Repurchase Closing Purchaser shall also deliver to such Seller a certificate representing the portion of the shares not acquired.

         Section 3 Representations and Warranties of Sellers. To induce Purchaser to enter into and perform this Amendment, Sellers represent and warrant to Purchaser as follows:

                  3.1 Due Authorization and Execution. Each Seller has all requisite power and authority to own the Iron Mountain Common Stock, to execute and deliver this Amendment and to perform its obligations hereunder and consummate the transactions contemplated hereby. This Amendment has been duly authorized, executed and delivered by each Seller and is a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by equitable principles of general applicability.


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                  3.2 No Approvals or Notices Required; No Conflicts With
         Material Contracts. The execution, delivery and performance of this Amendment by each Seller, and the consummation of the transactions contemplated hereby, will not (a) conflict with or constitute a default or violation (with or without the giving of notice or lapse of time, or both) of any Governmental Regulation, or of any Permit, authorization, status, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to any Seller, (b) require any consent, approval or authorization of, or declaration, filing or registration with any Governmental Entity (except for consents, approvals or authorizations of, or declarations, filings or registrations required under federal and state securities laws), (c) result in a material default under or violation of (with or without the giving of notice or lapse of time, or both), acceleration or termination (with or without the giving of notice or lapse of time or both) of, or give rise to an acceleration of any material obligation or to the loss of a material benefit under, any contract or other restriction, encumbrance, obligation or liability affecting Seller, (d) conflict with or result in a breach of or constitute a default or violation under any provision of any applicable trust agreement of Seller, or (e) result in or permit the creation or imposition of any Lien upon any Iron Mountain Common Stock.

                  3.3 Absence of Legal Proceedings. No litigation, investigation or administrative proceeding (including, without limitation, any arbitration proceeding) is pending or (to Sellers' Knowledge) threatened in writing against any Seller which seeks to enjoin, restrain, condition or prevent consummation by Sellers of this Amendment or the transactions contemplated herein.

                  3.4 Brokerage. No Seller has retained any broker or finder in connection with the transactions contemplated by this Amendment.

                  3.5 Title to Shares. At the Stock Repurchase Closing, each Seller will have good and marketable title to the shares of Iron Mountain Common Stock to be sold to Purchaser hereunder, free and clear of all Liens, except for Liens (i) arising in connection with this Amendment or from the terms of the Escrow Agreement or (ii) arising from applicable securities laws.

         Section 4 Representations and Warranties of Purchaser. To induce Sellers to enter into and perform this Amendment, Purchaser represents and warrants to Sellers as follows:

                  4.1 Due Authorization and Execution. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all other jurisdictions where its failure to qualify to do business would result in a Material Adverse Change in Purchaser. Purchaser has all requisite power and authority to own or hold under lease its properties and to conduct its business, to execute and deliver this Amendment and to perform its obligations hereunder and consummate the transactions contemplated hereby. This Amendment has been duly authorized, executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by equitable principles of general applicability.

                  4.2 No Approvals or Notices Required; No Conflicts With Material Contracts. Except as listed in Schedule 4.2, the execution, delivery and performance of this Amendment by Purchaser, and the consummation of the transactions contemplated hereby, will not (a) conflict with or constitute a default or violation (with or without the giving of notice or lapse of time, or both) of any Governmental Regulation, or of any Permit, authorization, status, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to any Seller, (b) require any consent, approval or authorization of, or declaration, filing or registration with any Governmental Entity (except for consents, approvals or authorizations of, or declarations, filings or registrations required under

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                                       -4-

         federal and state securities laws), (c) result in a material default under or violation of (with or without the giving of notice or lapse of time, or both), acceleration or termination (with or without the giving of notice or lapse of time or both) of, or give rise to an acceleration of any material obligation or to the loss of a material benefit under, any contract or other restriction, encumbrance, obligation or liability affecting Purchaser, or (d) conflict with or result in a breach of or constitute a default or violation under any provision of the Certificate of Incorporation or bylaws of Purchaser.

                  4.3 Absence of Legal Proceedings. No litigation, investigation or administrative proceeding (including, without limitation, any arbitration proceeding) is pending or (to Purchaser's Knowledge) threatened in writing against Purchaser which seeks to enjoin, restrain, condition or prevent consummation by Purchaser of this Amendment or the transactions contemplated herein.

                  4.4 Brokerage. Other than the underwriters retained in connection with the Offering, the Company has not retained any broker or finder in connection with the transactions contemplated by this Amendment. Purchaser shall be responsible for all fees, discounts and commissions payable to such underwriters.

         Section 5 Purchaser Conditions. The obligations of Purchaser to perform and observe the covenants, agreements and conditions of this Amendment to be performed and observed by it at the Stock Repurchase Closing shall be subject to the satisfaction of the following conditions at or before the Stock Repurchase Closing, any one or more of which may be waived by Purchaser and the non-fulfillment of any of which will permit Purchaser, at its sole option, to terminate this Agreement:

                  5.1 Accuracy of Representations and Warranties; Compliance with Covenants. All representations and warranties of Sellers contained in this Amendment shall be true in all material respects on and as of the Stock Repurchase Closing Date with the same force and effect as if again made on and as of such date. Sellers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Amendment to be performed and complied with by them on or prior to the Stock Repurchase Closing Date. At the Stock Repurchase Closing Sellers shall have delivered a certificate confirming the matters set forth in this Section 5.1.

                  5.2 Legal Proceedings; Filings. No Governmental Regulation shall be in effect which enjoins, restrains, conditions or prohibits, or seeks damages or other relief in connection with, consummation of this Amendment or the transactions contemplated herein, and no litigation, investigation or administrative proceeding (other than action initiated or threatened by Purchaser) shall be pending or threatened in writing which would enjoin, restrain, condition or prevent, or seeks damages or other relief in connection with, consummation of this Amendment or the transactions contemplated herein. All filings required by applicable law to be made by Sellers with or to any Governmental Entity in connection with the transactions contemplated by this Agreement shall have been made and any waiting period thereunder shall have lapsed.

                  5.3 Offering. The Offering shall have been consummated and not less than two (2) days prior to execution of the Underwriting Agreement, one or more Sellers and Purchaser shall have entered into the Letter Agreement, which shall set forth the price or, if applicable, range of prices that Seller is willing to consummate such purchase and sale.

                  5.4 Consents. Purchaser shall have received the consent identified on Exhibit 4.2 hereto.

         Section 6 Seller Conditions. The obligations of each Seller to perform and observe the covenants, agreements and conditions of this Amendment to be performed and observed by he or it at the


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                                       -5-

Stock Repurchase Closing shall be subject to the satisfaction of the following conditions at or before the Stock Repurchase Closing, any one or more of which may be expressly waived in writing by such Seller and the non-fulfillment of any of which will permit such Seller, at his or its sole option, to terminate this
Amendment:

                  6.1 Accuracy of Representations and Warranties; Compliance with Covenants. All representations and warranties of Purchaser contained in this Amendment shall be true in all material respects on and as of the Stock Repurchase Closing Date with the same force and effect as if again made on and as of such date. Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Amendment to be performed and complied with by it on or prior to the Stock Repurchase Closing Date. At the Stock Repurchase Closing Purchaser shall have delivered a certificate confirming the matters set forth in this Section 6.1.

                  6.2 Legal Proceedings; Filings. No Governmental Regulation shall be in effect which enjoins, restrains, conditions or prohibits, or seeks damages or other relief in connection with, consummation of this Amendment or the transactions contemplated herein, and no litigation, investigation or administrative proceeding (other than action initiated or threatened by any Seller) shall be pending or threatened in writing which would enjoin, restrain, condition or prevent, or seeks damages or other relief in connection with, consummation of this Amendment or the transactions contemplated herein. All filings required by applicable law to be made by Purchaser with or to any Governmental Entity in connection with the transactions contemplated by this Agreement shall have been made and any waiting period thereunder shall have lapsed.

         Section 7 Agreements Relating to Registration Rights Agreement, Shelf Registration Statement and Securities Laws Matters.

                  7.1 Waiver of Rights. Notwithstanding anything to the contrary in the Original Agreement or the Joinder, each Seller agrees that in the event Purchaser acquires from Sellers at least ninety percent (90%) of the Iron Mountain Common Stock issued pursuant to the Original Agreement (as contemplated Section 1.1 of this Amendment), (a) Sellers shall have no right to request Purchaser to register the shares of Iron Mountain Common Stock pursuant to Section 1(b) of the Registration Rights Agreement and Paragraph 3 of the Joinder, and (b) Purchaser shall have no obligation to file a Shelf Registration Statement on behalf of Sellers in accordance with Section 10.4 of the Original Agreement.

                  7.2 Shelf Registration Statement. Notwithstanding Section 10.4 of the Original Agreement, Purchaser's obligation to prepare and file the Shelf Registration Statement shall be suspended until as soon as reasonably possible following the earlier to occur of (a) May 23, 1999 or (b) Purchaser's determination not to proceed with the Offering as notified in writing to Sellers in accordance with Section 1.2.

                  7.3 Certain Activities. Sellers will not (and will cause their respective affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Purchaser to facilitate the sale or resale of the Purchaser Common Stock to be sold in the Offering, and neither Sellers nor any of their affiliated purchasers (as defined in Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended) will take any action prohibited by Regulation M.

         Section 8 Closing Date. Notwithstanding anything to the contrary, for purposes of the definition of ERISA Affiliate, Sections 9.4(b) and 11 of the Original Agreement and for accounting purposes,

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                                       -6-

the Closing Date under the Original Agreement shall be deemed to be April 1, 1999. For all other purposes (including, without limitation, the definition of Escrow Indemnity Period and Indebtedness and Sections 3, 9.3, 9.4 and 12 of the Original Agreement), the Closing Date under the Original Agreement shall be deemed to be April 8, 1999, and the Closing will be deemed to take place at 12:01 a.m. (local time) on such date.

         Section 9 Other Amendments.

                  9.1 Definitions. The following definition is added to the Original Agreement:

                           "First Amendment" means the First Amendment to Stock
                  Purchase Agreement, dated as of April 8, 1999, by and among the Company, Purchaser and Sellers.

                  9.2 Section 7.10. Section 7.10 of the Original Agreement is hereby amended by (i) deleting the word "and" between the word "Act," and "(ii)" in the ninth line of such Section and (ii) inserting the following words after "Company" and before the comma appearing in the tenth line of such Section: ", and (iii) for consents, approvals or authorizations of, or declarations, filings or registrations required under federal and state securities laws in connection with the Shelf Registration Statement and the transactions contemplated thereby".

                  9.3 Section 8.3. Section 8.3 of the Original Agreement is hereby amended by (i) deleting the word "and" between the word "Act," and "(ii)" in the seventh line of such Section and (ii) inserting the following words after "Purchaser" and before the comma appearing in the ninth line of such Section: ", and (iii) for consents, approvals or authorizations of, or declarations, filings or registrations required under federal and state securities laws in connection with the Shelf Registration Statement and the transactions contemplated thereby".

                  9.4 Section 12.1(a). Section 12.1(a) of the Agreement is hereby amended by adding the words "the First Amendment or the Letter Agreement (as defined in the First Amendment)" between the words "Agreement," and "or" in the eleventh line of such Section.

                  9.5 Section 12.1(b). Section 12.1(b) of the Agreement is hereby amended by adding the words "the First Amendment or the Letter Agreement" between the words "Agreement," and "or" in the seventh line of such Section.

                  9.6 Section 12.3(a). Section 12.3(a) of the Agreement is hereby amended by adding the words "or in Section 3.5 of the First Amendment" after the words "Sections 7.9(a), (b) or (c)" and before the comma in the eighth line of such Section.

                  9.7 Section 12.3(c). Section 12.3(c) of the Agreement is hereby amended by adding the words "or in Section 3.5 of the First Amendment" after the words "Sections 7.9(a), (b) or (c)" and before the comma in the seventh line of such Section.

         Section 10 Termination. This Amendment (other than Sections 8 and 9 hereof) may be terminated at any time prior to Stock Repurchase Closing by Purchaser or Sellers. Upon any termination of this Amendment, there shall be no liability on the part of any Party; provided, however, that such termination shall not affect the liability of any Party for the breach of any provision of this Amendment. Notwithstanding any such termination, the Original Agreement shall continue in full force and effect.

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                                       -7-


         Section 11 Miscellaneous Provisions.

                  11.1 Incorporation of Provisions. Sections 14.2 through and including Section 14.14 of the Original Agreement are hereby incorporated by reference herein, mutatis mutandis,with the same force and effect as if set forth herein.

                  11.2 Original Agreement Still in Effect. All other terms and conditions of the Original Agreement not specifically addressed by this Amendment shall remain unchanged and shall continue in full force and effect.

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         IN WITNESS WHEREOF, each of the parties hereto had caused this
Amendment to be duly executed and delivered as of the day and year first above written.

                                 IRON MOUNTAIN INCORPORATED


                                 By: /s/
                                       Name: Donald P. Richards
                                       Title: Vice President

                                 DATA BASE, INC.


                                 By: /s/
                                       Name:  John J. Luger
                                       Title: CEO and President

                                 /s/
                                 John J. Luger

                                 /s/
                                 Donna M. Luger

                                 Mary Ann Montandon, George F. Luger and Lisa
                                 Luger Frey, as co-trustees of the LISA LUGER
                                 FREY GST TRUST


                                 By: /s/
                                    Mary Ann Montandon, Trustee


                                 By: /s/
                                    George F. Luger, Trustee


                                 By: /s/
                                    Lisa Luger Frey, Trustee



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                                       -9-

                                 Mary Ann Montandon, George F. Luger and Tanya Luger Paszkeicz, as co-trustees of the TANYA LUGER PASZKEICZ GST TRUST


                                 By: /s/
                                    Mary Ann Montandon, Trustee


                                 By: /s/
                                    George F. Luger, Trustee


                                 By: /s/
                                    Tanya Luger Paszkeicz, Trustee

                                 Mary Ann Montandon, George F. Luger and John J. Luger, Jr., as co-trustees of the JOHN J. LUGER, JR. GST TRUST


                                 By: /s/
                                    Mary Ann Montandon, Trustee


                                 By: /s/
                                    George F. Luger, Trustee


                                 By: /s/
                                    John J. Luger, Jr., Trustee

                                 Mary Ann Montandon and George F. Luger, as co-trustees of the JUSTIN T. LUGER GST TRUST


                                 By: /s/
                                    Mary Ann Montandon, Trustee


                                 By: /s/
                                    George F. Luger, Trustee



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                                      -10-


                                  Schedule 4.2

         1. Purchaser will require the consent of its lenders under its Second Amended and Restated Credit Agreement, dated as of December 31, 1997, among Purchaser, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, as amended and in effect on the date hereof.